UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 16, 2009

HealthSouth Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-10315	63-0860407
(Commission File Number)	(I.R.S. Employer Identification No.)

3660 Grandview Parkway, Suite 200, Birmingham, Alabama 35243
(Address of Principal Executive Officers, Including Zip Code)

(205) 967-7116
(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01. Other Events.

On November 16, 2009, HealthSouth Corporation (“HealthSouth” or the “Company”) commenced a tender offer to purchase for cash all of its outstanding Floating Rate Senior Notes due 2014 (the “Notes”).  The Company expects to fund the payment of the total consideration payable in the tender offer with the proceeds from new debt financing and cash on hand.  Currently, the aggregate principal amount of the Notes outstanding is $329.6 million.  The tender offer will expire at 12:00 Midnight, New York City time, on December 14, 2009, unless extended or earlier terminated by HealthSouth.

HealthSouth is also soliciting consents to amend the indenture governing the Notes.  The proposed amendments to the indenture will, among other things, eliminate or make less restrictive substantially all of the restrictive covenants and eliminate certain other provisions contained in the indenture governing the Notes.  The tender offer and consent solicitation for the Notes are conditioned on the satisfaction of certain conditions, including (i) the Company consummating new debt financing on terms reasonably satisfactory to the Company and resulting in the issuance of indebtedness having an aggregate principal amount of not less than $290 million, (ii) the tender of Notes representing at least a majority in aggregate principal amount then outstanding, (iii) the execution of a supplement to the indenture governing the notes implementing the proposed amendments to the indenture following receipt of the requisite consents, and (iv) certain other conditions.

A copy of the press release announcing the tender offer and consent solicitation is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Forward-Looking Statements

The information contained in this Current Report on Form 8-K includes certain estimates, projections, and other forward-looking information that reflect the Company’s current views with respect to future events. These estimates, projections, and other forward-looking information are based on assumptions the Company believes, as of the date hereof, are reasonable. All such estimates, projections, and forward-looking information speak only as of the date hereof. The Company undertakes no duty to publicly update or revise the information contained herein or in the handout. There can be no assurance that any estimates, projections, or forward-looking information will be realized. There may be differences between such estimates and actual events, and those differences may be material.

ITEM 9.01. Financial Statements and Exhibits

(d)           Exhibits

99.1	Press Release of HealthSouth Corporation, dated November 16, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                               HEALTHSOUTH CORPORATION

By:	/S/ JOHN P. WHITTINGTON
Name: John P. Whittington
Title: Executive Vice President, General Counsel and Corporate Secretary
Dated: November 16, 2009